AUTHORIZATION LETTER

December 31, 2007

Securities and Exchange Commission
100 F Street, N.E.,
Washington, DC 20549

Attn:  Filing Desk

To Whom It May Concern:

By means of this letter I authorize Chris E. Paterson and Thomas L. Tran of CareGuide, Inc. and Aaron J. Velli, Darren K. DeStefano, Brian F. Leaf and Nicole I. Betancourt of Cooley Godward Kronish LLP, or any of them individually, to sign on my behalf all forms required under Section 16(a) of the Securities Exchange Act of 1934, as amended, relating to transactions involving the stock or derivative securities of CareGuide, Inc. (the "Company"). Any of these individuals is accordingly authorized to sign any Form 3, Form 4, Form 5 or amendment thereto which I am required to file with the same effect as if I had signed them myself.

This authorization shall remain in effect until revoked in writing by me.

Yours truly,

Psilos Group Partners II, L.P.

By:  Psilos Group Investors II, L.L.C.,
its General Partner

By:	/s/ Albert S. Waxman
Name:	Albert S. Waxman, Ph.D.
Title:	Senior Managing Member

Psilos Group Partners, L.P.

By:  Psilos Group Investors, L.L.C.,
its General Partner

By:	/s/ Albert S. Waxman
Name:	Albert S. Waxman, Ph.D.
Title:	Senior Managing Member